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As filed with the Securities and Exchange Commission on May 18, 2004

Registration Nos. 333-107068 and 333-107068-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHWEST AIRLINES CORPORATION	NORTHWEST AIRLINES, INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Minnesota
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
41-1905580	41-0449230
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

2700 Lone Oak Parkway Eagan, Minnesota 55121 (612) 726-2111 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Michael L. Miller, Esq.
Vice President, Law and Secretary
Northwest Airlines Corporation
2700 Lone Oak Parkway
Eagan, Minnesota 55121
(612) 726-2111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephan J. Feder, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

        The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to amend and restate the text and table under the caption "Selling Securityholders" in the prospectus to add the names and respective holdings of selling securityholders who have requested inclusion in the prospectus since the effective date of the Registration Statement. This information is provided in the prospectus supplement included in this Post-Effective Amendment No. 1. You may find a copy of the prospectus that is a part of this Registration Statement in our filing of such prospectus pursuant to Rule 424(b)(3) on August 8, 2003.

PROSPECTUS SUPPLEMENT NO. 13

to Prospectus dated August 7, 2003 of

Northwest Airlines Corporation

$150,000,000

6.625% Senior Convertible Notes due 2023

Guaranteed by

Northwest Airlines, Inc.

        This prospectus supplement relates to resales of our 6.625% Senior Convertible Notes due 2023 issued in a private offering in May 2003 and 9,270,705 shares of our common stock issuable upon conversion of the notes, plus an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the notes as a result of antidilution adjustments and as additional interest, in circumstances described in the prospectus to which this prospectus supplement refers.

        This prospectus supplement, which supplements our prospectus dated August 7, 2003, contains additional information about the selling securityholders.

        You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus and, accordingly, to the extent inconsistent, the information in this prospectus supplement supercedes the information contained in the prospectus.

        Investing in the securities offered in the prospectus involves risks. See "Risk Factors" beginning on page 6 of the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

        The date of this Prospectus Supplement is May 18, 2004.

        As used in this prospectus supplement, the terms "company," "we," "our," "ours" and "us" may, depending on the context, refer to Northwest Airlines Corporation or to one or more of Northwest Airlines Corporation's consolidated subsidiaries or to all of them taken as a whole. When we refer to "common stock" throughout this prospectus, we include all rights attaching to our common stock under any stockholder rights plan then in effect.

        You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.

        The information appearing under the section entitled "Selling Securityholders" in the prospectus is amended and restated by the information appearing below.

Selling Securityholders

        The notes were originally issued to Citigroup Global Markets Inc., as initial purchaser, in a private offering that closed on May 20, 2003. The initial purchaser has advised us that the notes were resold in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers," as defined by Rule 144A under the Securities Act and Regulation S. Selling securityholders, including their transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and the common stock into which the notes are convertible.

        The table below sets forth information with respect to the selling securityholders, the principal amount of the notes and the number of shares of common stock into which the notes are convertible beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. Unless set forth below, none of the selling securityholders has had within the past three years any material relationship with us or any of our predecessors or affiliates.

        We have prepared the table based on information given to us by, or on behalf of, the selling securityholders on or before May 7, 2004. Because the selling securityholders may offer, pursuant to this prospectus, all or some portion of the notes or common stock listed below, no estimate can be given as to the amount of notes or common stock that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

        Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements or amendments to this prospectus if and when necessary.

Selling Securityholder	Original Principal Amount of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Number of Shares of Common Stock That May be Sold(1)	Percentage of Common Stock Outstanding(2)(3)
AIG / National Union Fire Insurance	$510,000	*	31,520	*
AIG DKR SoundShore Strategic Holding Fund Ltd.	9,500,000	6.33%	587,144	*
Akela Capital Master Fund, Ltd.	12,000,000	8.00%	741,656	*
Arbitex Master Fund, L.P.	16,500,000	11.0%	1,019,777	1.17%
Argent Classic Convertible Arbitrage Fund L.P.	4,400,000	2.93%	271,940	*
Argent LowLev Convertible Arbitrage Fund Ltd.	2,000,000	1.33%	123,609	*
Argent Classic Convertible Arbitrage (Bermuda) Fund Ltd.	9,200,000	6.13%	568,603	*
Attorney's Title Insurance Fund	115,000	*	7,107	*
Banc of America Securities LLC	370,000	*	22,876	*

BNP Paribas Arbitrage	4,500,000	3.00%	278,121	*
BNP Paribas Equity Strategies SNC	1,806,000	1.20%	111,619	*
Boilermakers Blacksmith Pension Trust	170,000	*	10,506	*
CGNU Life Fund	1,000,000	*	61,804	*
CNH CA Master Account, L.P.	1,000,000	*	61,804	*
Citigroup Global Markets Inc.	7,375,000	4.92%	455,809	*
Coastal Convertibles Ltd.	1,000,000	*	61,804	*
Commercial Union Life Fund	1,300,000	*	80,346	*
CooperNeff Convertible Strategies (Cayman) Master Fund LP	1,780,000	1.19%	110,012	*
CRT Capital Group LLC	1,500,000	1.00%	92,707	*
Deutsche Bank AG	14,750,000	9.83%	911,619	1.05%
Delaware PERS	775,000	*	47,898	*
Froley Revy Investment Convertible Security Fund	80,000	*	4,944	*
Geode U.S. Convertible Arbitrage Fund, a series of Geode Investors, LLC	3,000,000	2.00%	185,414	*
Goldman, Sachs & Co.	10,000,000	6.67%	618,047	*
Hamilton Multi-Strategy Master Fund, LP	2,000,000	1.33%	123,609	*
HFR TQA Master Trust	500,000	*	30,902	*
Highbridge International LLC	6,900,000	4.60%	426,452	*
HMC Securities, LLC	10,750,000	7.17%	664,400	*
ICI American Holdings Trust	175,000	*	10,815	*
KBC Multi-Strategy Arbitrage Fund	5,000,000	3.33%	309,023	*
LDG Limited	756,000	*	46,724	*
Lexington Vantage Fund	44,000	*	2,719	*
Lyxor/Convertible Arbitrage Fund	111,000	*	6,860	*
McMahan Securities Co., L.P.	1,000,000	*	61,804	*
Norwich Union Life & Pensions	1,900,000	1.27%	117,428	*
Nuveen Preferred & Convertible Income Fund	3,200,000	2.13%	197,775	*
Nuveen Preferred & Convertible Fund JQC	3,100,000	2.07%	191,594	*

Privelege Portfolio SICAV	1,600,000		1.07%	98,887	*
Prudential Insurance Co of America	50,000		*	3,090	*
RAM Trading, LTD	1,500,000		1.00%	92,707	*
Quest Global Convertible Master Fund Ltd.	1,000,000		*	61,804	*
Singlehedge U.S. Convertible Arbitrage Fund	298,000		*	18,417	*
Southern Farm Bureau Life Insurance	850,000		*	52,533	*
Sphinx Fund	156,000		*	9,641	*
State of Oregon / Equity	2,450,000		1.63%	151,421	*
Sturgeon Limited	255,000		*	15,760	*
Syngenta AG	125,000		*	7,725	*
TCW Group Inc.	3,340,000		2.23%	206,427	*
TQA Master Fund, Ltd.	6,203,000		4.14%	383,374	*
TQA Master Plus Fund, Ltd.	5,571,000		3.71%	344,313	*
UBS O'Connor LLC f/b/o O'Connor Global Convertible Portfolio	300,000		*	18,541	*
Xavex-Convertible Arbitrage 7 Fund	1,091,000		*	67,428	*
Xavex Convertible Arbitrage 10 Fund	400,000		*	24,721	*
Zeneca Holdings Trust	250,000		*	15,541	*
Zurich Institutional Benchmarks Master Fund, Ltd.	879,000		*	54,326	*
Total(4)	$150,000,000	(5)	100%	9,270,705	9.75%
* Less than 1%

(1)
Assumes conversion of all of the holder's notes at a conversion rate of 61.8047 shares of common stock per $1,000 original principal amount of the notes. This conversion rate is subject to adjustment as described under "Description of Notes—Conversion Rights." As a result, the number of shares of common stock issuable upon conversion of the notes may increase in the future. Excludes shares of common stock that may be issued by us upon the repurchase of the notes and fractional shares. Holders will receive a cash adjustment for any fractional share amount resulting from conversion of the notes, as described under "Description of Notes—Conversion Rights."

(2)
Calculated based on 86,128,339 shares of common stock outstanding as of February 27, 2004. In calculating this amount for the holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of such holder's notes, but we did not assume conversion of any other holder's notes.

(3)
Assumes that all holders of notes, or any future transferees, pledgees, donees or successors of or from such holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.

(4)
Additional information about selling securityholders will be set forth in prospectus supplement or amendments to this prospectus if and when necessary.

(5)
The figures in this column are based on information supplied to us as of May 7, 2004 by the selling securityholders named in the table. As of that date, these selling securityholders had supplied us with information indicating that, collectively, they owned more than $150,000,000 aggregate principal amount of notes, reflecting, we believe that one or more selling securityholders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act, to persons who also supplied us with information with respect to the same notes. However, since neither this prospectus nor the registration statement of which this prospectus forms a part would be applicable to any notes after they have been publicly sold using this prospectus or the registration statement of which this prospectus forms a part, no more than $150,000,000 aggregate principal amount of notes could be sold using this prospectus or the registration statement of which this prospectus forms a part and, accordingly, the $150,000,000 total in this column represents the maximum principal amount of notes that could be sold under this prospectus or the registration statement of which this prospectus forms a part.

Part II
Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by Northwest Airlines Corporation in connection with the issuance and distribution of the notes and underlying common stock being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by Northwest Airlines Corporation.

SEC Registration Fee	$12,135
Nasdaq National Market(1)(2)	$22,500
Printing and Engraving Expenses(2)	$100,000
Legal Fees and Expenses(2)	$100,000
Accounting Fees and Expenses(2)	$30,000
Miscellaneous Expenses(2)	$45,365
Total(2)	$310,000

(1)
Nasdaq National Market bills companies for the listing of additional shares on a quarterly basis, and the amount billed is determined by the change in the company's total shares outstanding from one quarter to the next. The total amount billable in one quarter is capped at $22,500. Since all of the notes are convertible on the same basis, solely for the purpose of estimating the expenses payable by Northwest Airlines Corporation in connection with issuance of the notes and underlying common stock, we have assumed the conversion of all notes into shares of common stock during one quarter.

(2)
Estimated.

Item 15. Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

        In accordance with Section 102(b)(7) of the Delaware Law, the Restated Certificate of Incorporation of Northwest Airlines Corporation provides that the directors of Northwest Airlines

Corporation shall not be personally liable to Northwest Airlines Corporation or its stockholders for monetary damages for violations of their fiduciary duty.

        Article VIII of the bylaws, as amended and restated, of Northwest Airlines Corporation (filed as Exhibit 3.2) provides for indemnification of the officers and directors of Northwest Airlines Corporation to the full extent permitted by applicable law.

        Section 302A.521 of the Minnesota Business Corporation Act (the "Minnesota Law") requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines and reasonable expenses (including attorneys' fees), provided that the person has not otherwise been indemnified, was acting in good faith, received no improper personal benefit as a result of the conduct in question, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and, depending upon the capacity in which such person was acting, believed that the conduct was in the best interests of the corporation or was not considered to be opposed to the best interests of the corporation. Under the Minnesota Law, the termination of a proceeding by judgment, order, settlement, conviction or upon a pleading of nolo contendere or its equivalent does not, of itself, establish that a person is not eligible for indemnification. Minnesota corporations are permitted to include provisions in their bylaws or articles of incorporation that prohibit or limit indemnification otherwise required by the Minnesota law.

        Section 4.01 of Northwest Airlines, Inc.'s bylaws, as amended and restated (filed as Exhibit 3.4), requires Northwest Airlines, Inc. to indemnify any persons, including officers and directors as permitted by Section 302A.521 of the Minnesota Law.

Item 16. Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Northwest Airlines Corporation (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-3, File No. 333-69655, and incorporated herein by reference).
3.2
Amended and Restated Bylaws of Northwest Airlines Corporation (filed as Exhibit 3.2 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
3.3
Restated Certificate of Incorporation of Northwest Airlines, Inc. (filed as Exhibit 3.3 to Northwest Airlines, Inc.'s Registration Statement on Form S-3, File No. 033-74772, and incorporated herein by reference).
3.4
Amended and Restated Bylaws of Northwest Airlines, Inc. (filed as Exhibit 4.2 to Northwest Airlines Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).
4.1	Specimen of Common Stock Certificate (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).
4.2	Indenture dated as of May 20, 2003 among Northwest Airlines Corporation, Northwest Airlines, Inc. and U.S. Bank National Association, as Trustee.**
4.3	Registration Rights Agreement dated as of May 20, 2003 among Northwest Airlines Corporation, Northwest Airlines, Inc. and Citigroup Global Markets Inc.**
4.4	Certificate of Designation of Series D Junior Participating Preferred Stock Northwest Airlines Corporation (included in Exhibit 3.1).
4.5
Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (filed as Exhibit 4.3 to Northwest Airlines Corporation's Form Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
5.1	Opinion of Simpson Thacher & Bartlett LLP.**
5.2	Opinion of Michael L. Miller, Esq.**
12.1
Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee.**

*
Filed herewith.

**
Previously Filed.

Item 17. Undertakings.

A.
Each of the undersigned registrants hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 18th day of May, 2004.

NORTHWEST AIRLINES CORPORATION
By:	/s/ BERNARD L. HAN Bernard L. Han Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard H. Anderson	Chief Executive Officer (principal executive officer)	May 18, 2004
/s/ BERNARD L. HAN Bernard L. Han	Executive Vice President and Chief Financial Officer (principal financial officer)	May 18, 2004
* James G. Mathews	Vice President—Finance and Chief Accounting Officer (principal accounting officer)	May 18, 2004
* Gary L. Wilson	Chairman of the Board of Directors	May 18, 2004
* Ray W. Benning, Jr.	Director	May 18, 2004
* Richard C. Blum	Director	May 18, 2004
* Alfred A. Checchi	Director	May 18, 2004
* John Engler	Director	May 18, 2004
* Robert L. Friedman	Director	May 18, 2004
* Doris Kearns Goodwin	Director	May 18, 2004

* Dennis F. Hightower	Director	May 18, 2004
* George J. Kourpias	Director	May 18, 2004
* Frederic V. Malek	Director	May 18, 2004
* V.A. Ravindran	Director	May 18, 2004
* Michael G. Ristow	Director	May 18, 2004
* Douglas M. Steenland	President and Director	May 18, 2004
* Leo M. Van Wijk	Director	May 18, 2004
*By:	/s/ BERNARD L. HAN Bernard L. Han Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northwest Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on this 18th day of May, 2004.

NORTHWEST AIRLINES, INC.
By:	/s/ BERNARD L. HAN Bernard L. Han Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Richard H. Anderson	Chief Executive Officer (principal executive officer)	May 18, 2004
/s/ BERNARD L. HAN Bernard L. Han	Executive Vice President and Chief Financial Officer (principal financial officer)	May 18, 2004
* James G. Mathews	Vice President-Finance and Chief Accounting Officer (principal accounting officer)	May 18, 2004
* Gary L. Wilson	Chairman of the Board of Directors	May 18, 2004
* Ray W. Benning, Jr.	Director	May 18, 2004
* Richard C. Blum	Director	May 18, 2004
* Alfred A. Checchi	Director	May 18, 2004
* John Engler	Director	May 18, 2004
* Robert L. Friedman	Director	May 18, 2004
* Doris Kearns Goodwin	Director	May 18, 2004

* Dennis F. Hightower	Director	May 18, 2004
* George J. Kourpias	Director	May 18, 2004
* Frederic V. Malek	Director	May 18, 2004
* V. A. Ravindran	Director	May 18, 2004
* Michael G. Ristow	Director	May 18, 2004
* Douglas M. Steenland	President and Director	May 18, 2004
* Leo M. Van Wijk	President and Director	May 18, 2004
*By:	/s/ BERNARD L. HAN Bernard L. Han Attorney-in-Fact

Exhibit Index

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Northwest Airlines Corporation (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-3, File No. 333-69655, and incorporated herein by reference).
3.2
Amended and Restated Bylaws of Northwest Airlines Corporation (filed as Exhibit 3.2 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
3.3
Restated Certificate of Incorporation of Northwest Airlines, Inc. (filed as Exhibit 3.3 to Northwest Airlines, Inc.'s Registration Statement on Form S-3, File No. 033-74772, and incorporated herein by reference).
3.4
Amended and Restated Bylaws of Northwest Airlines, Inc. (filed as Exhibit 4.2 to Northwest Airlines Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference).
4.1	Specimen of Common Stock Certificate (filed as Exhibit 4.1 to Northwest Airlines Corporation's Registration Statement on Form S-1, File No. 33-74210, and incorporated herein by reference).
4.2	Indenture dated as of May 20, 2003 among Northwest Airlines Corporation, Northwest Airlines, Inc. and U.S. Bank National Association, as Trustee.**
4.3	Registration Rights Agreement dated as of May 20, 2003 among Northwest Airlines Corporation, Northwest Airlines, Inc. and Citigroup Global Markets Inc.**
4.4	Certificate of Designation of Series D Junior Participating Preferred Stock Northwest Airlines Corporation (included in Exhibit 3.1).
4.5
Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A., as Rights Agent (filed as Exhibit 4.3 to Northwest Airlines Corporation's Form Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).
5.1	Opinion of Simpson Thacher & Bartlett LLP.**
5.2	Opinion of Michael L. Miller, Esq.**
12.1
Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to Northwest Airlines Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference).
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Simpson Thacher & Bartlett LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement).
24.1	Powers of Attorney.**
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee.**

*
Filed herewith.

**
Previously Filed.

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Explanatory Note
PROSPECTUS SUPPLEMENT NO. 13 to Prospectus dated August 7, 2003 of Northwest Airlines Corporation $150,000,000 6.625% Senior Convertible Notes due 2023 Guaranteed by Northwest Airlines, Inc.
Selling Securityholders
Part II Information Not Required in Prospectus
SIGNATURES
SIGNATURES
Exhibit Index